Exhibit 99.2

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except per share amounts) (Unaudited)

	At September 30, 2013	At December 31, 2012
Assets

Cash and due from banks	$6,550	6,033
Interest-earning deposits	26,801	28,286

Total cash and cash equivalents	33,351	34,319

Securities available for sale	159,497	169,462
Loans, net of allowance for loan losses of $8,204 and $10,952	481,338	455,479
Premises and equipment, net	36,601	37,540
Federal Home Loan Bank stock	8,309	8,639
Accrued interest receivable	2,342	2,306
Deferred tax asset, net	19,152	17,164
Mortgage servicing rights, net	114	147
Foreclosed assets	7,400	11,024
Other assets	5,001	5,628

Total assets	$753,105	741,708

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing deposits	153,905	132,971
Savings, NOW and money-market deposits	207,772	205,157
Time deposits	125,578	139,241

Total deposits	487,255	477,369

Federal Home Loan Bank advances	165,000	165,000
Other borrowings	43,011	41,780
Junior subordinated debentures	30,415	30,415
Accrued interest payable	8,148	7,177
Other liabilities	4,453	2,002

Total liabilities	738,282	723,743

Commitments and contingencies (Notes 5, 15, 18 and 19)

Stockholders’ equity:
Nonvoting common stock; $.01 par value, 57,000,000 shares authorized, none issued or outstanding	—	—
Voting common stock; $.01 par value, 3,000,000 shares authorized, 377,960 shares issued and outstanding	4	4
Additional paid-in capital	16,463	16,373
Retained earnings	2,386	2,297
Accumulated other comprehensive loss	(4,030)	(709)

Total stockholders’ equity	14,823	17,965

Total liabilities and stockholders’ equity	$753,105	741,708

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Operations

($ in thousands, except per share amounts) (Unaudited)

	September 30,
	2013	2012
Interest income:
Loans	$18,489	20,336
Securities	2,483	3,352
Other	26	43

Total interest income	20,998	23,731

Interest expense:
Deposits	821	1,358
Other borrowings	4,969	5,518

Total interest expense	5,790	6,876

Net interest income	15,208	16,855

Provision for loan losses	2,131	1,808

Net interest income after provision for loan losses	13,077	15,047

Noninterest income:
Fees and service charges on deposit accounts	4,539	5,267
Gain on sale of loans	—	—
Gain on sale of securities available for sale	(101)	606
Loss on sale of foreclosed assets	(1,422)	(1,337)
Write-down of foreclosed assets	(733)	(1,983)
Other	455	584
Other-than-temporary impairment on other assets	—	—

Total noninterest income	2,738	3,137

Noninterest expenses:
Salaries and employee benefits	6,944	8,050
Occupancy and equipment	2,222	2,826
Professional fees	598	530
Telephone	439	470
Data processing	586	570
ATM fees	641	623
Expenses of foreclosed assets	75	344
Regulatory assessments	1,298	1,388
Other	2,907	2,582

Total noninterest expenses	15,710	17,383

Earnings (loss) before income tax benefit	105	801

Income tax benefit	16	(593)

Net earnings (loss)	$89	1,394

Basic and diluted earnings (loss) per share	$0.24	3.69

Diluted and diluted earnings (loss) per share	$0.24	3.69

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

($ in thousands) (Unaudited)

	Nine Months Ended September 30,
	2013	2012

Net earnings (loss)	$89	1,394

Other comprehensive income:
Change in unrealized loss on investments:
Unrealized gain (loss) arising during the year	(5,452)	1,266
Reclassification adjustment for realized gains	101	(606)

Net change in unrealized (loss) gain	(5,324)	660

Deferred income taxes on above change	2,003	(248)

Total other comprehensive (loss) income	(3,321)	412

Comprehensive income (loss)	$(3,232)	1,806

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

($ in thousands) (Unaudited)

			Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total

	Voting
	Common Stock
	Shares	Amount

Balance at December 31, 2011	377,960	$4	16,254	1,129	(636)	16,751

Net loss	—	—	—	1,394	—	1,394

Change in net unrealized loss on securities available for sale, net of taxes	—	—	—	—	412	412

Stock compensation expense	—	—	89	—	—	89

Balance at September 30, 2012	377,960	4	16,343	2,523	(224)	18,646

Balance at December 31, 2012	377,960	4	16,373	2,297	(709)	17,965

Net earnings	—	—	—	89	—	89

Change in net unrealized loss on securities available for sale, net of taxes	—	—	—	—	(3,321)	(3,321)

Stock compensation expense	—	—	90	—	—	90

Balance at September 30, 2013	377,960	$4	16,463	2,386	(4,030)	14,823

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net earnings (loss)	$89	1,394
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,120	1,363
Provision for loan losses	2,131	1,808
Deferred income tax benefit	16	(710)
Amortization of core deposit intangible	47	63
Amortization of deferred loan origination fees and costs	87	99
Amortization of premiums and discounts on securities	2,051	2,016
Amortization of mortgage servicing rights	33	26
Proceeds from sale of loans	—	—
Gain on sale of loans	—	—
Write-down of foreclosed assets	733	1,983
Loss on sale of foreclosed assets	1,422	1,337
Gain on sale of premises and equipment	(4)	—
Net gain on sale of securities available for sale	101	(606)
Other-than-temporary impairment on other assets	—	—
Net decrease in accrued interest receivable and other assets	544	1,462
Net (decrease) increase in accrued interest payable and other liabilities	3,422	2,648
Stock compensation expense	90	89

Net cash provided by operating activities	11,882	12,972

Cash flows from investing activities:
Purchases of securities available for sale	(84,961)	(163,930)
Proceeds from sales, maturities and principal repayments of securities available for sale	87,450	147,838
Net (increase) decrease in loans	(30,535)	3,354
Redemption of Federal Home Loan Bank stock	330	263
Purchases of premises and equipment	(181)	(417)
Proceeds from the sale of premises and equipment	4	—
Capital improvements on foreclosed assets	—	(15)
Net proceeds from sales of foreclosed assets	3,926	4,341

Net cash provided by investing activities	(23,967)	(8,566)

Cash flows from financing activities:
Net decrease in deposits	9,886	(22,877)
Net increase (decrease) in other borrowings	1,231	3,299

Net cash used in financing activities	11,117	(19,578)

Net decrease in cash and cash equivalents	(968)	(15,172)

Cash and cash equivalents at beginning of period	34,319	41,336

Cash and cash equivalents at end of period	$33,351	26,164

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Supplemental disclosure of cash flow information-
Cash paid during the year for:
Interest	$2,891	8,003

Supplemental disclosure of noncash transactions:
Other comprehensive loss - change in unrealized loss on securities available for sale, net	$(3,321)	412

Loans transferred to foreclosed assets	$3,297	2,681

Foreclosed assets transferred to loans	$1,469	2,249

See accompanying notes to consolidated financial statements.

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2013

(Unaudited)

(1)	Summary of Significant Accounting Policies

General. The Prosperity Banking Company (the “Holding Company”) is a one-bank holding company. The Holding Company’s wholly-owned subsidiaries are Prosperity Bank (the “Bank”) and Prosperity Land Holdings, LLC (“PLH”). The Bank is state-(Florida) chartered and its deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank offers a variety of community banking services to individuals and businesses through twelve banking offices located in St. Johns, Duval, Flagler, Bay, Putnam and Volusia Counties, Florida. PLH was organized to facilitate certain land acquisition transactions.

Basis of Presentation. The consolidated financial statements include the accounts of the Holding Company, the Bank and PLH (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred tax assets, the valuation of foreclosed assets and the determination of whether an investment security is other-than-temporarily impaired.

Subsequent Events. On May 1, 2013 the Company announced the signing of a definitive merger agreement under which the Company will be acquired by Ameris Bancorp, the parent company of Ameris Bank. Upon completion of the holding company merger, the Bank will be merged with and into Ameris Bank. Under the terms of the merger agreement, shareholders will have the option to elect to receive either 3.125 shares of Ameris Bancorp common stock or $41.50 in cash for each share of common stock, subject to the requirement that no more than 50% of the overall consideration will be in the form of cash. The transaction is expected to close in the fourth quarter of 2013 and is subject to customary closing conditions, regulatory approvals and approval by the shareholders.

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Securities. The fair values of securities are based on the framework for measuring fair value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for collateral dependent impaired loans are based on the framework for measuring fair value.

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is its redemption value, which is its cost of $100 per share.

Accrued Interest Receivable and Payable. The carrying amounts of accrued interest approximate their fair values.

Mortgage Servicing Rights. The fair value of mortgage servicing rights is based on the framework for measuring fair value.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Federal Home Loan Bank Advances. Fair values are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Junior Subordinated debentures. The junior subordinated debentures are only transferrable in the case of a merger, therefore, the fair value is estimated to be their settlement value which approximates par.

Other Borrowings. The carrying amounts of other borrowings approximate fair value.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in operations. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net earnings (loss), are components of comprehensive income (loss).

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets and liabilities measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Impaired Loans and Foreclosed Assets. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans and foreclosed assets are classified as Level 3.

Mortgage Servicing Rights. Mortgage servicing rights (“MSRs”) do not trade in an active, open market with readily observable prices. While sales of MSRs do occur, the precise terms and conditions typically are not readily available. Accordingly, the Company estimates the fair value of MSRs using discounted cash flow (“DCF”) models.

For MSRs, the Company uses an option adjusted spread (“OAS”) valuation model in conjunction with the Company proprietary prepayment model to project MSR cash flows over multiple interest rate scenarios, which are then discounted at risk-adjusted rates to estimate an expected fair value of the MSRs. The OAS model considers portfolio characteristics, contractually specified servicing fees, prepayment assumptions, delinquency rates, late charges, other ancillary revenues, costs to service and other economic factors. Due to the nature of the valuation inputs, MSRs are classified as Level 3.

Recent Pronouncements. In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220). The amendments in this update remove the option to present the components of other comprehensive income as part of the consolidated statements of stockholders’ equity. ASU No. 2011-05 was effective for annual periods, beginning on January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Reclassifications. Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities

The amortized cost of securities available for sale and their fair value are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
At September 30, 2013:
Mortgage-backed securities	$150,114	1,013	(2,901)	148,226
Collateralized mortgage obligations	11,231	56	(304)	10,983
Trust preferred securities	4,543	—	(4,469)	74
Corporate stock	70	144	—	214

	$165,958	1,213	(7,674)	159,497

At December 31, 2012:
Mortgage-backed securities	151,934	2,850	(68)	154,716
Collateralized mortgage obligations	14,178	298	(47)	14,429
Trust preferred securities	4,417	—	(4,270)	147
Corporate stock	70	100	—	170

	$170,599	3,248	(4,437)	169,462

The following summarizes sales of securities available for sale (in thousands):

	Nine Months Ended September 30,
	2013	2012

Proceeds received from sales	$60,826	120,588

Gross gains	101	844
Gross losses	(202)	(238)

Net gains (losses) from sale of securities	$(101)	606

Carrying value of securities pledged to secure Federal Home Loan
Bank advances, other borrowings, public deposits or for other purposes required or permitted by law, at period end	$143,449	130,273

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities, Continued

Information pertaining to securities with gross unrealized losses at September 30, 2013, December 31, 2012 and September 30, 2012, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (in thousands):

	Less Than Twelve Months		Twelve Months or Over
	Gross	Approximate	Gross	Approximate
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
As of September 30, 2013:
Mortgage-backed securities	$(2,901)	92,966	—	—
Collateralized mortgage obligations	(304)	4,834	—	—
Trust preferred securities	—	—	(4,468)	74

Total	$(3,205)	97,800	(4,468)	74

	Less Than Twelve Months		Twelve Months or Over
	Gross	Approximate	Gross	Approximate
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
As of December 31, 2012:
Mortgage-backed securities	$(68)	62,996	—	—
Collateralized mortgage obligations	(47)	1,918	—	—
Trust preferred securities	—	—	(4,270)	147

Total	$(115)	64,914	(4,270)	147

	Less Than Twelve Months		Twelve Months or Over
	Gross	Approximate	Gross	Approximate
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
As of September 30, 2012:
Mortgage-backed securities	$—	—	—
Collateralized mortgage obligations	(50)	5,140	—	—
Trust preferred securities	—	—	(4,279)	93

Total	$(50)	5,140	(4,279)	93

There were no other-than-temporary impairments recognized on trust preferred securities during the periods ended September 30, 2013 and 2012. However, cumulative OTTI losses recognized in previous years total $5,522,000.

Management will continue to evaluate the investment ratings in the securities portfolio, severity in pricing declines, market price quotes along with timing and receipt of amounts contractually due. Based upon these and other factors, the securities portfolio may experience further impairment.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Securities, Continued

The unrealized losses with respect to mortgage-backed securities, collateralized mortgage obligations and trust preferred securities that are not deemed other-than-temporarily impaired are considered by management to be principally attributable to changes in market interest rates, and not to credit risk or deterioration on the part of the issuer. Since the Company has the intent and ability to hold their investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(3)	Loans

Loans are summarized as follows (in thousands):

	September 30, 2013	December 31, 2012

Residential real estate	$215,051	192,476
Commercial real estate	199,810	199,890
Construction and land development	34,777	34,158
Commercial	32,046	28,848
Consumer and other	5,919	7,998

Total loans	487,603	463,370

Allowance for loan losses	(7,122)	(8,204)
Net deferred loan costs	857	313

Loans, net	$481,338	455,479

The Company has divided the loan portfolio into five portfolio segments and classes, each with different risk characteristics and methodologies for assessing risk. The portfolio segments and classes are identified by the Company as follows:

Residential Real Estate Loans. The Company originates adjustable-rate and fixed-rate, residential real estate loans for the construction, purchase or refinancing of a mortgage. These loans are collateralized by owner-occupied properties located in the Company’s market area. Residential real estate loans are underwritten in accordance with polices set forth and approved by the Company’s board of directors. Such standards include repayment capacity and source, value of the underlying property, credit history stability.

Commercial Real Estate Loans. Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans are secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the market area. The Company’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Construction and Land Development Loans. Construction loans consist of loans to builders and commercial borrowers and, to a limited extent, loans to individuals for the construction of their primary residences. These loans are categorized as construction and land development loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Construction and land development loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. The funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.

Commercial. Commercial loans consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through our underwriting standards.

Consumer and Other. Consumer loans mainly consist of variable-rate and fixed-rate home equity lines-of-credit secured by a lien on the borrower’s primary residence. Most of the Company’s consumer loans share approximately the same level of risk as residential mortgages.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

An analysis of the change in allowance for loan losses follows (in thousands):

			Construction
	Residential	Commercial	and		Consumer
	Real	Real	Land		and
	Estate	Estate	Development	Commercial	Other	Total
Nine Months Ended September 30, 2013:
Beginning balance	$4,080	979	2,561	488	96	8,204
Provision for loan losses	1,019	123	1,029	(209)	171	2,133
Charge-offs	(1,465)	(342)	(1,761)	(28)	(406)	(4,002)
Recoveries	159	76	208	105	239	787

Ending balance	$3,793	836	2,037	356	100	7,122

Individually evaluated for impairment:
Recorded investment	$10,496	4,400	5,986	160	166	21,208

Balance in allowance for loan losses	$968	392	357	135	54	1,906

Collectively evaluated for impairment:
Recorded investment	$204,555	195,410	28,791	31,886	5,753	466,395

Balance in allowance for loan losses	$2,825	444	1,680	221	46	5,216

Year Ended December 31, 2012:
Beginning balance	6,417	686	2,973	678	198	10,952
Provision for loan losses	147	1,386	1,647	91	312	3,583
Charge-offs	(2,692)	(1,178)	(2,188)	(393)	(836)	(7,287)
Recoveries	208	85	129	112	422	956

Ending balance	$4,080	979	2,561	488	96	8,204

Individually evaluated for impairment:
Recorded investment	$8,418	6,431	9,336	150	101	24,436

Balance in allowance for loan losses	$1,134	436	1,003	136	2	2,711

Collectively evaluated for impairment:
Recorded investment	$184,058	193,459	24,822	28,698	7,897	438,934

Balance in allowance for loan losses	$2,946	543	1,558	352	94	5,493

Nine Months Ended September 30, 2012:
Beginning balance	$6,417	686	2,973	678	198	10,952
Provision for loan losses	(376)	882	1,128	(108)	283	1,809
Charge-offs	(1,923)	(477)	(1,759)	(212)	(708)	(5,079)
Recoveries	169	83	57	109	357	775

Ending balance	$4,287	1,174	2,399	467	130	8,457

Individually evaluated for impairment:
Recorded investment	$8,008	5,436	8,079	150	99	21,772

Balance in allowance for loan losses	$1,049	800	436	135	2	2,422

Collectively evaluated for impairment:
Recorded investment	$184,266	203,515	27,357	27,878	8,301	451,317

Balance in allowance for loan losses	$3,238	374	1,963	332	128	6,035

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following summarizes the loan credit quality (in thousands):

			Construction
	Residential	Commercial	and		Consumer
	Real	Real	Land		and
	Estate	Estate	Development	Commercial	Other	Total
Credit Risk Profile by Internally Assigned Grade:
At September 30, 2013:
Grade:
Pass	$186,606	169,677	25,102	30,917	5,525	417,827
Special mention	14,943	13,203	2,536	694	284	31,660
Substandard	13,502	16,930	7,139	435	110	38,116
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$215,051	199,810	34,777	32,046	5,919	487,603

At December 31, 2012:
Grade:
Pass	$161,584	169,115	19,674	28,032	7,341	385,746
Special mention	14,350	12,387	3,171	311	379	30,598
Substandard	16,542	18,388	11,313	505	278	47,026
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$192,476	199,890	34,158	28,848	7,998	463,370

At September 30, 2012:
Grade:
Pass	$163,168	177,088	20,597	27,205	7,722	395,780
Special mention	13,290	12,945	2,879	608	378	30,100
Substandard	15,816	18,918	11,960	215	300	47,209
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$192,274	208,951	35,436	28,028	8,400	473,089

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged-off. The Company uses the following definitions for risk ratings:

Pass – A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Special Mention – A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At September 30, 2013:
Residential real estate	$762	1,396	—	2,158	205,736	7,157	215,051
Commercial real estate	869	188	—	1,057	197,078	1,675	199,810
Construction and land development	45	26	—	71	34,283	423	34,777
Commercial	169	—	—	169	31,867	10	32,046
Consumer and other	42	19	—	61	5,846	12	5,919

Total	$1,887	1,629	—	3,516	474,810	9,277	487,603

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2012:
Residential real estate	$5,431	3,828	—	9,259	178,803	4,414	192,476
Commercial real estate	1,349	1,179	—	2,528	195,162	2,200	199,890
Construction and land development	840	193	—	1,033	28,218	4,907	34,158
Commercial	55	12	—	67	28,781	—	28,848
Consumer and other	220	21	—	241	7,735	22	7,998

Total	$7,895	5,233	—	13,128	438,699	11,543	463,370

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At September 30, 2012:
Residential real estate	$3,129	1,533	—	4,662	184,923	2,689	192,274
Commercial real estate	1,367	2,066	—	3,433	203,876	1,642	208,951
Construction and land development	449	1,700	—	2,149	29,896	3,391	35,436
Commercial	148	181	—	329	27,699	—	28,028
Consumer and other	87	18	—	105	8,276	19	8,400

Total	$5,180	5,498	—	10,678	454,670	7,741	473,089

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
		Contractual		Contractual			Contractual
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At September 30, 2013:
Residential real estate	$4,264	5,694	6,232	6,350	968	10,496	12,044	968
Commercial real estate	1,130	1,361	3,270	3,270	392	4,400	4,631	392
Construction and land development	1,406	1,848	4,580	4,604	357	5,986	6,452	357
Commercial	10	10	150	150	135	160	160	135
Consumer and other	89	89	77	77	54	166	166	54

	$6,899	9,002	14,309	14,451	1,906	21,208	23,453	1,906

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

At December 31, 2012:
Residential real estate	$3,181	4,166	5,237	5,237	1,134	8,418	9,403	1,134
Commercial real estate	1,372	1,705	5,059	5,059	436	6,431	6,764	436
Construction and land development	5,579	7,894	3,757	4,086	1,003	9,336	11,980	1,003
Commercial	—	—	150	150	136	150	150	136
Consumer and other	86	86	15	15	2	101	101	2

	$10,218	13,851	14,218	14,547	2,711	24,436	28,398	2,711

At September 30, 2012:
Residential real estate	$2,518	2,661	5,490	5,500	1,049	8,008	8,161	1,049
Commercial real estate	1,211	1,410	4,225	4,225	800	5,436	5,635	800
Construction and land development	5,363	7,371	2,716	3,045	436	8,079	10,416	436
Commercial	—	—	150	150	135	150	150	135
Consumer and other	83	83	16	16	2	99	99	2

	$9,175	11,525	12,597	12,936	2,422	21,772	24,461	2,422

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Quarter Ended September 30, 2013:
Residential real estate	$8,101	107	199
Commercial real estate	4,683	122	113
Construction and land development	6,783	137	146
Commercial	17	4	4
Consumer and other	119	4	8

	$19,703	374	470

Year Ended December 31, 2012:
Residential real estate	$7,678	221	335
Commercial real estate	4,083	155	150
Construction and land development	8,197	181	237
Commercial	24	6	6
Consumer and other	143	4	9

	$20,125	567	737

Quarter Ended September 30, 2012:
Residential real estate	$7,704	167	262
Commercial real estate	3,713	104	106
Construction and land development	8,352	141	184
Commercial	27	5	5
Consumer and other	153	2	8

	$19,949	419	565

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following is a summary of loans determined to be troubled debt restructuring during the periods ended September 30, 2013, December 31, 2012 and September 30, 2012 (dollars in thousands):

		Pre-	Post-
		Modification	Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings:
Period Ended September 30, 2013:
Residential real estate:
Modified interest rate and amortization	5	984	984
Modified amortization	2	191	191
Commercial:
Modified amortization	1	11	11
Consumer and other:
Modified amortization	1	21	21
Modified interest rate	1	11	11

	10	$1,218	1,218

Year Ended December 31, 2012:
Residential real estate:
Modified interest rates	1	$165	165
Modified interest rate and amortization	6	1,151	1,736
Modified principal	2	419	270
Commercial real estate:
Modified interest rates	1	713	713
Modified interest rate and amortization	5	2,875	2,875
Modified principal	2	1,154	660
Construction and land development:
Modified interest rate and amortization	5	1,386	1,386
Modified principal	1	701	450
Consumer and other:
Modified interest rate	1	90	90

	24	$8,654	8,345

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Period Ended September 30, 2012:
Residential real estate:
Modified interest rates	1	$165	165
Modified interest rate and amortization	5	1,018	1,367
Modified principal	2	419	270
Commercial real estate:
Modified interest rates	1	713	713
Modified interest rate and amortization	4	1,640	1,640
Construction and land development:
Modified interest rate and amortization	5	1,386	1,386
Modified principal	1	701	450
Consumer and other:
Modified interest rate	1	90	90

	20	$6,132	6,081

The allowance for loan losses on residential real estate, commercial real estate, construction and land development, commercial and consumer and other loans that have been restructured and are considered trouble debt restructurings (“TDR”) is included in the Company’s specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral-dependent. TDR’s that have subsequently defaulted are considered collateral-dependent.

	Number
	of	Recorded
	Contracts	Investment
Troubled debt restructurings that subsequently defaulted which were restructured during the last twelve months (dollars in thousands)-

Year Ended December 31, 2012:
Residential real estate	1	$369
Construction and land development	2	415

	3	$784

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Loans serviced for other entities are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans were approximately $24.8 million and $31.9 million at September 30, 2013 and December 31, 2012, respectively. Loan servicing income, net of amortization of mortgage servicing rights, was $37,000 and $24,000 for the periods ended September 30, 2013 and 2012, respectively, and is included in other noninterest income on the consolidated statements of operations.

The balance of capitalized servicing rights at September 30, 2013 and December 31, 2012 was $114,000 and $147,000, respectively. The fair value of servicing rights was determined from a third-party valuation as of December 31, 2012 using discount rates ranging from 8% to 10% and prepayment speeds ranging from 17.46% to 25.68%, depending upon the stratification of the specific right.

The following summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances (in thousands):

	September 30, 2013	December 31, 2012
Mortgage servicing rights capitalized	$—	—
Mortgage servicing rights amortized	$33	38
Valuation allowances	$—	—

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Federal Home Loan Bank Advances

Federal Home Loan Bank (“FHLB”) advances are as follows (in thousands):

	Interest		At September 30	At December 31,
Maturing in Year Ending December 31,	Rate		2013	2012

2015	2.54%		$5,000	5,000
2015	2.75%		25,000	25,000
2015	2.54%		25,000	25,000
2016	3.16%		—	—
2016	2.41%		—	—
2016	3.05%		10,000	10,000
2016	2.30%		25,000	25,000
2018	4.04	%(b)	15,000	15,000
2018	4.00	%(b)	25,000	25,000
2018	3.86	%(b)	10,000	10,000
2018	3.97	%(b)	25,000	25,000

			$165,000	165,000

(b)	Callable quarterly.

The advances are collateralized by the Company’s FHLB stock, mortgage-backed securities and qualifying residential and commercial real estate mortgages pledged as collateral under a blanket floating lien agreement. As of September 30, 2013 and December 31, 2012, the Company had $20 million and $20 million, respectively, available on their line with the FHLB.

(5)	Other Borrowings

The Company offers retail repurchase agreements to its customers that sweep funds from deposit accounts to investment accounts. These investment accounts are not federally insured and are treated as borrowings. These agreements require the Company to pledge securities as collateral for borrowings under these agreements. The Company pledged securities with carrying values of approximately $32.3 million and $22.7 million at September 30, 2013 and December 31, 2012, respectively, as collateral for these agreements.

During 2006, the Company issued subordinated debt for Tier II capital. The debentures have a ten year term and mature in 2016. Interest is paid quarterly. The amount of subordinated debt qualifying for Tier II treatment is reduced by 20% in each year of the last five years of the debenture term.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(5)	Other Borrowings, Continued

Provisions of a Consent Order issued by the Federal Deposit Insurance Corporation and the Florida Office of Financial Regulation, effective June 28, 2010, prevent the Bank from making any distributions of interest on subordinated debentures. As such, the Bank did not make the September 2010 and December 2010 quarterly payments or any of the 2011, 2012 or 2013 quarterly payments. Interest payments deferred on the Bank’s subordinated debt totaled $339,000 and $263,000 at September 30, 2013 and December 31, 2012, respectively. In addition, provisions of a Written Agreement issued by the Federal Reserve Bank of Atlanta, effective, July 26, 2010, prevent the Company from making any distributions of interest on subordinated debentures. As such, the Company did not make the December 2010 quarterly payment or any of the 2011, 2012 or 2013 quarterly payments for the holding company subordinated debt. Interest payments deferred on the holding company subordinated debt at September 30, 2013 and December 31, 2012, respectively, totaled $996,000 and $752,000, respectively.

The following summarizes the Company’s other borrowings ($ in thousands).

		Borrowings Outstanding at		Total Interest Expense For the Period Ended
	Interest			Sept 30,
Name	Rate	Sep 30, 2013	Dec 31, 2012	2013	2012

Retail repurchase agreements	0.13-0.17%(a)	$23,011	21,780	19	18
Fed funds purchased	0.68-0.73%(a)	—	—	—	—
Subordinated debt (holding co.)	90-day LIBOR +1.75%	15,000	15,000	245	274
Subordinated debt (bank)	90-day LIBOR +1.60%	5,000	5,000	75	82

Total		$43,011	41,780	339	374

(a)	Average rate.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Fair Value Measurement

Financial assets measured at fair value on a recurring basis, are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2013:
Mortgage-backed securities	$148,226	—	148,226	—
Collateralized mortgage obligations	10,983	—	10,983	—
Trust preferred securities	74	—	—	74
Corporate stock	214	214	—	—

	$159,497	214	159,209	74

December 31, 2012:
Mortgage-backed securities	$154,716	—	154,716	—
Collateralized mortgage obligations	14,429	—	14,429	—
Trust preferred securities	147	—	—	147
Corporate stock	170	170	—	—

	$169,462	170	169,145	147

September 30, 2012:
Mortgage-backed securities	176,873	—	176,873	—
Collateralized mortgage obligations	14,765	—	14,765	—
Trust preferred securities	93	—	—	93
Corporate stock	150	150	—	—

	$191,881	150	191,638	93

No securities were transferred in or out of Level 1, Level 2 or Level 3 during 2012 and 2013.

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Fair Value Measurement, Continued

A reconciliation of all available for sale securities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods ended September 30, 2013, December 31, 2012 and September 30, 2012 are as follows (in thousands):

Trust Preferred Securities

Balance, December 31, 2012	$147
Total gains or losses (realized/unrealized):
Included in operations	—
Included in other comprehensive loss	(199)
Capitalized interest	126

Balance, September 30, 2013	74

Balance, December 31, 2011	$92
Total gains or losses (realized/unrealized):
Included in operations	—
Included in other comprehensive loss	(129)
Capitalized interest	184

Balance, December 31, 2012	147

Balance, December 31, 2011	$92
Total gains or losses (realized/unrealized):
Included in operations	—
Included in other comprehensive loss	(138)
Capitalized interest	139

Balance, September 30, 2012	93

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Fair Value Measurement, Continued

Impaired loans measured at fair value or a nonrecurring basis are as follows (in thousands):

						Losses
	At Year End					Recorded
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
September 30, 2013:
Residential real estate	5,365	—	—	5,365	2,516	1,387
Commercial real estate	2,706	—	—	2,706	1,118	278
Construction and land development	4,627	—	—	4,627	822	438
Commercial	14	—	—	14	135	—
Consumer and other	19	—	—	19	54	53

	$12,731	—	—	12,731	4,645	2,156

December 31, 2012:
Residential real estate	$5,963	—	—	5,963	2,269	1,537
Commercial real estate	5,834	—	—	5,834	1,263	793
Construction and land development	5,005	—	—	5,005	3,898	1,948
Commercial	13	—	—	13	136	1
Consumer and other	12	—	—	12	2	—

	$16,827	—	—	16,827	7,568	4,279

September 30, 2012:
Residential real estate	5,633	—	—	5,633	1,723	1,053
Commercial real estate	4,475	—	—	4,475	999	529
Construction and land development	4,563	—	—	4,563	2,773	1,004
Commercial	15	—	—	15	135	1
Consumer and other	14	—	—	14	2	1

	$14,700	—	—	14,700	5,632	2,588

(continued)

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Fair Value Measurement, Continued

Foreclosed assets are recorded at fair value less estimated selling costs. Foreclosed assets which are measured at fair value on a nonrecurring basis are as follows (in thousands):

						Losses
	At Period End					Recorded
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Period
September 30, 2013-
Foreclosed assets	$7,400	—	—	7,400	3,132	602

December 31, 2012-
Foreclosed assets	$11,024	—	—	11,024	6,349	1,369

September 30, 2012-
Foreclosed assets	$11,709	—	—	11,709	4,842	1,090

Fair Value of Financial Instruments

The approximate carrying amounts and estimated fair values of the Company’s financial instruments are as follows (in thousands):

	At September 30, 2013		At December 31, 2012
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$33,351	33,351	34,319	34,319
Securities	159,497	159,497	169,462	169,462
Loans, net	481,338	498,450	455,479	471,673
Federal Home Loan Bank stock	8,309	8,309	8,639	8,639
Accrued interest receivable	2,342	2,342	2,306	2,306
Mortgage servicing rights, net	114	114	147	147

Financial liabilities:
Deposits	487,255	487,872	477,369	477,974
Federal Home Loan Bank advances	165,000	178,841	165,000	181,258
Other borrowings	43,011	43,011	41,780	41,780
Junior subordinated debentures	30,415	30,415	30,415	30,415
Accrued interest payable	8,148	8,148	7,177	7,177

Off-balance-sheet financial instruments	—	—	—	—

THE PROSPERITY BANKING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(7) Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, construction loans in process, unused lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for available lines of credit, construction loans in process and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Standby letters of credit and commitments to extend credit typically result in loans with a market interest rate when funded.

A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk follows (in thousands):

	At September 30, 2013	At December 31, 2012

Commitments to extend credit	$11,497	9,133

Construction loans in process	$9,524	4,134

Unused lines of credit	$14,091	13,816

Standby letters of credit	$178	214